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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                       _________________________________

                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                       ________________________________

       Date of Report (Date of earliest event reported): April 26, 2000

                        System Software Associates, Inc.
               (Exact Name of Registrant as Specified in Charter)


                    Delaware                                   0-15322                                   36-3144515
(State or Other Jurisdiction of Incorporation)         (Commission File Number)               (IRS Employer Identification No.)
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                  500 West Madison Street, Chicago, IL 60661
         (Address of Principal Executive Offices, Including Zip Code)

                                (312) 258-6000
             (Registrant's Telephone Number, Including Area Code)

         (Former Name or Former Address, if Changed Since Last Report)

                                      N/A

                       ________________________________
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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.


     On May 3, 2000, System Software Associates, Inc., a Delaware corporation
(the "Company"), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the
District of Delaware (the "Bankruptcy Court"), Case No. 00-1852 (RRM).  The
Company's press release announcing its filing with the Bankruptcy Court is attached hereto as Exhibit 99.1.

     Also on May 3, 2000, the Company entered into a Senior Secured Super-
Priority Debtor-In-Possession Loan and Security Agreement (the "DIP Loan
Agreement") with Foothill Capital Corporation and its other senior secured lenders. The DIP Loan Agreement provides for a revolving credit facility (the
"DIP Facility") of up to $5,000,000 through May 26, 2000. Extension of the DIP
Facility beyond May 26, 2000 is subject to, among other things, approval by the Company's senior secured lenders of an acceptable budget for any such extended period.

     Also on May 3, 2000, the Company entered into an Asset Purchase Agreement
(the "Asset Purchase Agreement") with Gores Technology Group ("Gores") and its wholly owned subsidiary, SSA Acquisition Corporation ("Newco"). A copy of the Asset Purchase Agreement is attached hereto as Exhibit 99.2. The Asset Purchase
Agreement provides for the sale of substantially all of the assets of the Company to Newco in exchange for (i) a cash payment of up to $51,932,000 and
(ii) 25% of the common stock of Newco. The actual cash consideration to be paid by Newco will be equal to (A) the amount necessary to retire the Company's pre-bankruptcy indebtedness to its senior secured lenders (approximately
$33,767,000), plus (B) up to $4,000,000 to cure defaults under leases and contracts to be assumed by Newco, plus (C) the amount necessary to retire the DIP Facility, as the same may be amended or modified, up to a maximum of $11,740,000 plus related fees and expenses, plus (D) $2,000,000, to be retained by the Company after the sale.

     The closing of the proposed sale to Newco is subject to approval of the Bankruptcy Court, the expiration of any waiting periods under the Hart-Scott-
Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions. The Asset Purchase Agreement may be terminated by the Company or Newco, subject to certain limitations, at any time after June 17, 2000 if the closing has not yet occurred, and by Newco at any time after June 6, 2000 if the Bankruptcy Court has not yet entered a final order approving the transactions contemplated by the Asset Purchase Agreement. In addition, the Company or Newco may terminate the Asset Purchase Agreement if the Bankruptcy
Court approves a sale of the Company or its assets to a party other than Gores or Newco; provided, that if the Bankruptcy Court approves any such transfer prior to the termination of the Asset Purchase Agreement, the Company would be required to pay Newco a termination fee of $2,000,000 plus related transaction expenses.

     On May 11, 2000, the Bankruptcy Court approved, among other things, procedures for the solicitation of bids for the sale of the Company's assets pursuant to Section 363 of the Bankruptcy Code (the "Bidding Procedures"). The
Bidding Procedures provide that all bids for the Company's assets must be submitted by the close of business on May 31. If the Company receives any other qualified
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bids, the Company intends to conduct an auction of its assets on June 2 and to submit the highest and best offer for approval by the Bankruptcy Court on June
5. In the event the Company does not receive any higher bids for its assets, the Company intends to proceed with the sale of substantially all of its assets to Newco, subject to Bankruptcy Court approval.

     If the sale to Newco is completed, the Company expects that all of the cash to be received upon closing of the sale will be used to pay its senior secured lenders and administrative claims in bankruptcy. Following the sale to Newco, the Company intends to submit to the Bankruptcy Court a plan of reorganization that would provide for the distribution of the 25% common stock interest in Newco to creditors of the Company holding unsecured, pre-bankruptcy claims that are not assumed by Newco. Those creditors would include holders of the Company's 7% Convertible Subordinated Notes due 2002. The Asset Purchase
Agreement provides that, as of the closing, Newco will be capitalized with at least $60,000,000 of equity and long-term debt, at least $20,000,000 of which shall be represented by common stock, or such other capitalization which results in the same economic allocation to the Company as is contemplated by the Asset
Purchase Agreement.

     As previously disclosed, the Company does not expect the bankruptcy proceedings to result in any distribution to holders of its preferred or common stock.

     The statements contained in this Form 8-K regarding the timing, process and results of the bankruptcy proceeding and sale of the Company's assets are "forward-looking" statements subject to the safe harbor created by the Private
Securities Litigation Reform Act of 1995. Where possible, the words "intend,"
"expect," "believe," and "belief" and similar expressions, as they relate to the Company, have been used to identify such forward-looking statements. These statements reflect current beliefs and specific assumptions of the Company with respect to future events and are based on information currently available to it.
Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the results of the bankruptcy proceedings and the proposed sale of SSA's assets to differ from the results expressed in, or implied by, these statements.

ITEM 5.  OTHER EVENTS

     Effective as of April 26, 2000, William N. Weaver resigned from the Board of Directors of the Company.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Businesses Acquired:

     Not applicable

(b)  Pro Forma Financial Information:

     Not applicable

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(c)  Exhibits:

     99.1 Press Release of the Company dated May 3, 2000

     99.2 Asset Purchase Agreement dated as of May 3, 2000, by and among the Company, Gores Technology Group and SSA Acquisition Corporation, together with Schedules 1.01(a), 1.01(b), 1.02 and 1.04 thereto. The
          Company will furnish supplementally a copy of any other schedules to the Commission upon request.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   System Software Associates, Inc.


                                   By: /s/ Kirk J. Isaacson
                                       ----------------------------------
                                           Kirk J. Isaacson
                                           Secretary

Dated: May 17, 2000

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                                 EXHIBIT INDEX

     99.1 Press Release of the Company dated May 3, 2000

     99.2 Asset Purchase Agreement dated as of May 3, 2000, by and among the Company, Gores Technology Group and SSA Acquisition Corporation, together with Schedules 1.01(a), 1.01(b), 1.02 and 1.04 thereto. The
          Company will furnish supplementally a copy of any other schedules to the Commission upon request.

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